UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2014

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31A Leningradsky Prospekt
125284 Moscow, Russia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lorenzo Grabau, a member and Co-Chairman of the Board of Directors (the “Board”) of CTC Media, Inc. (the “Company”), tendered his resignation from the Board on September 24, 2014, effective immediately. The Board has elected Jørgen Madsen Lindemann, a current member of the Board, to serve as Co-Chairman of the Board; the Board has also appointed Mathias Hermansson as a Class III director to fill the vacancy created by the resignation of Mr. Grabau, and to serve out the remainder of his term ending at the Annual Meeting of Stockholders in 2015.

In accordance with the terms and conditions of a stockholders’ agreement (the “Stockholders’ Agreement”) dated May 20, 2011, by and among the Company, MTG Russia AB, a wholly owned subsidiary of Modern Times Group MTG AB (“MTG Russia”), and Telcrest Investments Limited, (“Telcrest”), three of the Company’s directors, including one of its Co-Chairmen, are currently designated by MTG Russia, and three of the Company’s directors, including one of its Co-Chairmen, are designated by Telcrest. MTG Russia and Telcrest, the Company’s principal stockholders, have the exclusive right to appoint and remove their respective designees, as well as the exclusive right to fill vacancies created by the resignation of one of their respective designees. Mr. Grabau was previously designated to serve on the Board by MTG Russia; Mr. Hermansson has been designated by MTG Russia as Mr. Grabau’s replacement as a Class III director.  Mr. Lindemann was previously designated as a member of the Board by MTG Russia, and has been designated by MTG Russia to serve as Co-Chairman of the Board.

Messrs. Hermansson and Lindemann will be entitled to cash compensation for their services on the Board under the Company’s director compensation policies.

A copy of a press release announcing these changes is attached hereto as Exhibit 99.1.

Biographical details of Mr. Hermansson are provided below.

Mathias Hermansson, 42, joined the Company’s Board of Directors in September 2014.  Mr. Hermansson previously served as a member of the Company’s Board from December 2009 until April 2013. He was appointed Chief Financial Officer of MTG in March 2006, prior to which he served as Group Financial Controller between 2001 and 2006 and held various financial positions at MTG’s Viasat Broadcasting, Radio and Internet Retailing businesses. Mr. Hermansson also served as Finance Director at the North American operations of MTG’s former subsidiary Metro International S.A. and, prior to joining MTG in 1999, worked for Unilever Sweden.

Item 9.01.                                        Financial Statements and Exhibits

(d)               Exhibits

99.1                      Press release dated September 25, 2014, relating to proposed board changes (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: September 25, 2014	By:	/s/ Nikolay Surikov
		Name:	Nikolay Surikov
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 25, 2014, relating to proposed board changes (furnished only).